Exhibit 99.1

[Graphic Omitted]
NASDAQ: WASH

Contact:    Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone:  (401) 348-1309
E-mail:  ebeckel@washtrust.com
Date:  January 26, 2011
FOR IMMEDIATE RELEASE

Washington Trust Reports Record Quarterly Net Income
Bank Announces Plans to Expand Mortgage and Branch Network

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select®; symbol: WASH), parent company of The Washington Trust Company, today announced fourth quarter 2010 net income of $7.2 million, or 44 cents per diluted share.  This compares to third quarter 2010 net income of $6.4 million, or 39 cents per diluted share, and fourth quarter 2009 net income of $4.7 million, or 30 cents per diluted share.  For the year 2010, net income totaled $24.1 million, or $1.49 per diluted share, up by 49% from the $16.1 million, or $1.00 per diluted share, reported for 2009.

Financial Highlights:

•	Net interest margin amounted to 3.05% for the fourth quarter of 2010 compared to 3.01% for the third quarter and up by 49 basis points from the 2.56% reported for the fourth quarter of 2009.
•
Wealth management revenues amounted to $6.8 million for the fourth quarter of 2010, a 5% increase on a linked quarter basis and a 7% increase over the fourth quarter of 2009.  Wealth management assets under administration reached an all-time high and stood at $4.123 billion at December 31, 2010.

•
Due to strong mortgage refinancing activity, net gains on loan sales and commissions on loans originated for others for the fourth quarter of 2010 increased by $1.2 million on a linked quarter basis and by $998 thousand over the fourth quarter of 2009.

•	Total loans declined slightly on a linked quarter basis, and were up by $76 million, or 4%, from the balance at December 31, 2009.
•	Total in-market deposits remained level in the fourth quarter of 2010 and were up by $155 million, or 8%, since the end of 2009.
•	The overall level of nonperforming assets remained fairly stable in the quarter, with total nonperforming assets at 0.79% of total assets, unchanged from September 30, 2010.

“I’m pleased to report that Washington Trust’s fourth quarter 2010 net income was the highest level in our 210+ year history, and full-year 2010 results were also outstanding,” stated Joseph J. MarcAurele,

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Washington Trust
Page Two, January 26, 2011

Washington Trust Chairman, President and Chief Executive Officer.  He continued, “We achieved a record level of mortgage originations during the year, while wealth management assets under administration also reached an all-time high.  We are also announcing plans to expand our retail network by opening a mortgage production office in Burlington, Massachusetts and a full-service branch in East Providence, Rhode Island.  We’re pleased with our results and excited about the opportunities that lie ahead, but remain cautious about the challenges posed by local and national economic conditions.”

Net Interest Income
Net interest income totaled $20.3 million for the fourth quarter of 2010, essentially level with the third quarter of 2010 and up by $3.3 million, or 20%, over the fourth quarter of 2009.  For the year 2010, net interest income increased by $11.3 million, or 17%, over 2009.

The net interest margin for the fourth quarter of 2010 was 3.05%, up by 4 basis points from the third quarter of 2010 and by 49 basis points over the fourth quarter of 2009.  For the year 2010, the net interest margin was 2.93%, up by 45 basis points from 2009.  The improvement in the net interest margin in 2010 as compared to 2009 was due in large part to lower funding costs.  The cost of interest-bearing liabilities for the year 2010 declined by 68 basis points from 2009.

Noninterest Income
Noninterest income totaled $13.4 million for the fourth quarter of 2010, level on a linked quarter basis and up by $2.4 million, or 22%, over the fourth quarter a year ago.

Wealth management revenues for the fourth quarter of 2010 increased by $353 thousand, or 5%, on a linked quarter basis and by $468 thousand, or 7%, over the fourth quarter a year ago.  Wealth management assets under administration rose to its highest level ever in the fourth quarter and totaled $4.123 billion at December 31, 2010, up by $230 million, or 6%, from September 30, 2010 and by $353 million, or 9%, from December, 31, 2009.

Merchant processing fees for the fourth quarter of 2010 decreased by $956 thousand, or 31%, on a linked quarter basis reflecting expected seasonal declines in transaction volume.  Fourth quarter 2010 merchant processing fees were up by 17% from the fourth quarter of 2009 due to growth in the volume of transactions processed for existing and new customers.  See discussion on the corresponding changes in merchant processing costs under the caption “Noninterest Expenses.”

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Due to strong residential mortgage refinancing activity, net gains on loan sales and commissions on loans originated for others totaled $2.2 million for the fourth quarter of 2010, compared to $1.0 million for the third quarter of 2010 and $1.2 million for the fourth quarter of 2009.  The level of activity in the fourth quarter of 2010 was positively affected by the low mortgage interest rate environment.  Mortgage refinancing activity has recently slowed as a result of a rise in market interest rates in the latter part of the fourth quarter.

There were no other-than-temporary impairment losses on investment securities recognized in the fourth quarter of 2010, compared to $679 thousand in the fourth quarter of 2009.  Impairment losses on investment securities totaled $417 thousand in 2010, compared to $3.1 million in 2009.

Noninterest Expenses
Noninterest expenses totaled $21.8 million for the fourth quarter of 2010, down by $1.1 million, or 5%, from the third quarter of 2010 and up by $2.5 million, or 13%, over the fourth quarter of 2009.  The decrease in noninterest expenses on a linked quarter basis reflected expected seasonal declines in merchant processing costs and third quarter debt prepayment penalty charge of $752 thousand, offset in part by an increase of $312 thousand in foreclosed property costs.  The year over year increase in fourth quarter noninterest expenses was primarily attributable to higher commissions and incentives, which were being recognized at lower levels in 2009, and increased foreclosed property costs.  Foreclosed property costs amounted to $515 thousand for the fourth quarter of 2010, up by $497 thousand from the fourth quarter of 2009 due primarily to valuation adjustments on OREO properties.

Income tax expense amounted to $3.2 million and $10.3 million, respectively, for the quarter and year ended December 31, 2010, compared to $1.9 million and $6.3 million, respectively, for the same periods in 2009.  The effective tax rates for the quarter and year ended December 31, 2010 were 30.4% and 30.0%, respectively, compared to 28.7% and 28.3%, respectively, for the same periods in 2009.  Based on the current status of federal and applicable state income tax statutes, the Corporation currently expects the first quarter 2011 effective tax rate to be approximately 30.5%.

Asset Quality
Nonperforming assets (nonaccrual loans, nonaccrual investment securities and property acquired through foreclosure or repossession) amounted to $23.0 million, or 0.79% of total assets, at December 31, 2010, essentially unchanged on a linked quarter basis and down from $30.5 million, or 1.06% of total assets, at December 31, 2009.

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Washington Trust
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Nonaccrual loans totaled $18.5 million at December 31, 2010, down by $1.1 million in the fourth quarter and by $9.0 million from December 31, 2009.  Property acquired through foreclosure or repossession amounted to $3.6 million at December 31, 2010, up by $1.0 million in the fourth quarter and up by $1.7 million from the balance at December 31, 2009.

At December 31, 2010, total past due loans amounted to $25.3 million, or 1.27% of total loans, up by $397 thousand in the fourth quarter and down by $6.3 million from December 31, 2009.

We believe that overall credit quality continues to be affected by weaknesses in national and regional economic conditions.  These conditions, including relatively high unemployment levels, may continue for the next few quarters.

The loan loss provision charged to earnings amounted to $1.5 million for the fourth quarter of 2010, unchanged from the third quarter 2010 level and down by $500 thousand compared to the fourth quarter of 2009.  Net charge-offs amounted to $1.1 million in the fourth quarter of 2010, as compared to net charge-offs of $1.3 million in the third quarter of 2010 and $1.0 million in the fourth quarter of 2009.  The loan loss provision charged to earnings for 2010 totaled $6.0 million, down from $8.5 million in 2009.  Net charge-offs amounted $4.8 million, or 0.24% of average loans, in 2010 and $4.8 million, or 0.25% of average loans, in 2009.

The allowance for loan losses was $28.6 million, or 1.43% of total loans, at December 31, 2010, compared to 1.40% of total loans at September 30, 2010 and 1.43% of total loans at December 31, 2009.  Management will continue to assess the adequacy of the allowance for loan losses in accordance with its established policies.

Loans
Total loans amounted to $2.0 billion at December 31, 2010, down by $16 million, or 1%, on a linked quarter basis.  The commercial loan portfolio was down $22 million in the fourth quarter, with the largest decrease in commercial construction and development loans.  The residential real estate portfolio grew by $11 million, or 2%, in the fourth quarter, while the consumer loan portfolio decreased by $5 million.  Total loans have grown by $76 million, or 4%, since December 31, 2009, with a $43 million increase in the commercial loan portfolio, a $39 million increase in the residential real estate portfolio and a $6.0 million decline in consumer loans.

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Washington Trust
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Deposits
Deposits totaled $2.0 billion at December 31, 2010, down by $20 million, or 1%, from the balance at September 30, 2010 and up by $113 million, or 6%, from the balance at December 31, 2009.  Excluding out-of-market brokered certificates of deposit, in-market deposits were down slightly on a linked quarter basis and up by $155 million, or 8%, from the end of 2009.  Demand deposits and NOW account balances grew by $74 million, or 19%, in 2010.  Money market and savings account balances rose by $22 million, or 4%, in 2010.  In-market time deposits were up by $58 million, or 7%, from the end of 2009.

Expansion Plans
Washington Trust also announces expansion plans for Rhode Island and Massachusetts in 2011.  The Bank will open a mortgage loan production office in February 2011 in Burlington, Massachusetts, just north of Boston.  This will be the Bank’s second mortgage loan office in Massachusetts; Washington Trust opened a mortgage office in Sharon, Massachusetts in August 2009.  The Bank will also open a new retail branch office later this year in the Shopperstown Plaza at 587 Taunton Avenue in East Providence, Rhode Island. The branch, which is subject to local and bank regulatory approval, will be the Bank’s eighteenth branch office and its first in East Providence.

Dividends Declared
The Board of Directors declared a quarterly dividend of 21 cents per share for the quarter ended December 31, 2010.  The dividend was paid on January 14, 2011 to shareholders of record on January 4, 2011.

Conference Call
Washington Trust will host a conference call on Thursday, January 27, 2011 at 8:30 a.m. Eastern Time to discuss fourth quarter results.  This call is being webcast and can be accessed through the Investor Relations section of the Washington Trust web site, www.washtrust.com.  Individuals may dial in to the call at 1-877-317-6789.  The international dial-in number is 1-412-317-6789 and the Canada dial-in number is 1-866-605-3852.

A replay of the call will be posted in this same location on the web site shortly after the conclusion of the call.  To listen to a replay of the conference call, dial 1-877-344-7529.  For international access, dial 1-412-317-0088.  The Conference Number for either replay is 447275.  The replay will be available until 9:00 a.m. on February 11, 2011.

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Washington Trust
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Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800.  Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, eastern Massachusetts and southeastern Connecticut.  Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Select® Market under the symbol “WASH.”  Investor information is available on the Corporation’s web site: www.washtrust.com.

Forward-Looking Statements
This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, and prospects, plans, goals and objectives of management are forward-looking statements.  The actual results, performance or achievements of Washington Trust could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of the Washington Trust’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements.  In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission and as updated by our Quarterly Reports on Form 10-Q, may result in these differences.  You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences.  These forward-looking statements were based on information, plans and estimates at the date of this press release, and Washington Trust assumes no obligation to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information – Explanation of Non-GAAP Financial Measures
Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP").  Washington Trust’s management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31,	December 31,
(Dollars in thousands, except par value)	2010	2009
Assets:
Cash and due from banks	$85,971	$51,853
Other short-term investments	6,765	5,407
Mortgage loans held for sale	13,894	9,909
Securities available for sale, at fair value;
amortized cost $578,897 in 2010 and $677,676 in 2009	594,100	691,484
Federal Home Loan Bank stock, at cost	42,008	42,008
Loans:
Commercial and other	1,027,065	984,550
Residential real estate	645,020	605,575
Consumer	323,553	329,543
Total loans	1,995,638	1,919,668
Less allowance for loan losses	28,583	27,400
Net loans	1,967,055	1,892,268
Premises and equipment, net	26,069	27,524
Investment in bank-owned life insurance	51,844	44,957
Goodwill	58,114	58,114
Identifiable intangible assets, net	7,852	8,943
Other assets	55,853	52,006
Total assets	$2,909,525	$2,884,473

Liabilities:
Deposits:
Demand deposits	$228,437	$194,046
NOW accounts	241,974	202,367
Money market accounts	396,455	403,333
Savings accounts	220,888	191,580
Time deposits	948,576	931,684
Total deposits	2,036,330	1,923,010
Federal Home Loan Bank advances	498,722	607,328
Junior subordinated debentures	32,991	32,991
Other borrowings	23,359	21,501
Other liabilities	49,259	44,697
Total liabilities	2,640,661	2,629,527

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 16,171,618 shares in 2010 and 16,061,748 shares in 2009	1,011	1,004
Paid-in capital	84,889	82,592
Retained earnings	178,939	168,514
Accumulated other comprehensive income	4,025	3,337
Treasury stock, at cost; 19,185 shares in 2009	–	(501)
Total shareholders’ equity	268,864	254,946
Total liabilities and shareholders’ equity	$2,909,525	$2,884,473

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	(Dollars and shares in thousands, except per share amounts)	Three Months		Twelve Months
	Periods ended December 31,	2010	2009	2010	2009
	Interest income:
	Interest and fees on loans	$24,846	$24,207	$98,070	$96,796
Interest on securities:	Taxable	4,709	6,358	21,824	29,423
	Nontaxable	769	777	3,077	3,116
	Dividends on corporate stock and Federal Home Loan Bank stock	34	55	198	245
	Other interest income	26	11	85	50
	Total interest income	30,384	31,408	123,254	129,630
	Interest expense:
	Deposits	4,465	7,033	20,312	32,638
	Federal Home Loan Bank advances	4,993	6,739	22,786	28,172
	Junior subordinated debentures	428	444	1,989	1,947
	Other interest expense	245	246	976	981
	Total interest expense	10,131	14,462	46,063	63,738
	Net interest income	20,253	16,946	77,191	65,892
	Provision for loan losses	1,500	2,000	6,000	8,500
	Net interest income after provision for loan losses	18,753	14,946	71,191	57,392
	Noninterest income:
	Wealth management services:
	Trust and investment advisory fees	5,448	4,887	20,670	18,128
	Mutual fund fees	1,124	1,143	4,423	4,140
	Financial planning, commissions and other service fees	266	340	1,299	1,518
	Wealth management services	6,838	6,370	26,392	23,786
	Service charges on deposit accounts	921	971	3,587	3,667
	Merchant processing fees	2,094	1,790	9,156	7,844
	Income from bank-owned life insurance	488	452	1,887	1,794
	Net gains on loan sales and commissions on loans originated for others	2,163	1,165	4,052	4,352
	Net realized gains on securities	(8)	-	729	314
	Net (losses) gains on interest rate swap contracts	77	204	(36)	697
	Other income	835	697	3,038	2,901
	Noninterest income, excluding other-than-temporary impairment losses	13,408	11,649	48,805	45,355
	Total other-than-temporary impairment losses on securities	-	(113)	(245)	(6,650)
	Portion of loss recognized in other comprehensive income (before taxes)	-	(566)	(172)	3,513
	Net impairment losses recognized in earnings	-	(679)	(417)	(3,137)
	Total noninterest income	13,408	10,970	48,388	42,218
	Noninterest expense:
	Salaries and employee benefits	12,135	10,667	47,429	41,917
	Net occupancy	1,188	1,210	4,851	4,790
	Equipment	1,051	990	4,099	3,917
	Merchant processing costs	1,802	1,516	7,822	6,652
	Outsourced services	840	697	3,219	2,734
	FDIC deposit insurance costs	724	795	3,163	4,397
	Legal, audit and professional fees	449	558	1,813	2,443
	Advertising and promotion	383	473	1,633	1,687
	Amortization of intangibles	237	290	1,091	1,209
	Debt prepayment penalties	-	-	752	-
	Other expenses	2,987	2,061	9,354	7,422
	Total noninterest expense	21,796	19,257	85,226	77,168
	Income before income taxes	10,365	6,659	34,353	22,442
	Income tax expense	3,154	1,911	10,302	6,346
	Net income	$7,211	$4,748	$24,051	$16,096
	Weighted average common shares outstanding – basic	16,160.6	16,035.4	16,113.9	15,994.9
	Weighted average common shares outstanding – diluted	16,225.6	16,082.0	16,150.5	16,040.9
Per share information:	Basic earnings per common share	$0.44	$0.30	$1.49	$1.01
	Diluted earnings per common share	$0.44	$0.30	$1.49	$1.00
	Cash dividends declared per share	$0.21	$0.21	$0.84	$0.84

Certain prior period amounts have been reclassified to conform to current period presentation.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
	Dec. 31,		Sept. 30,	June 30,	Mar 31,	Dec. 31,
(Dollars in thousands, except per share amounts)	2010		2010	2010	2010	2009
Financial Data
Total assets	$2,909,525		$2,909,003	$2,929,853	$2,896,425	$2,884,473
Total loans	1,995,638		2,011,148	1,972,498	1,937,524	1,919,668
Total securities	594,100		577,161	675,938	716,964	691,484
Total deposits	2,036,330		2,056,754	1,949,905	1,961,188	1,923,010
Total shareholders’ equity	268,864		267,109	265,411	259,529	254,946
Net interest income	20,253		20,101	18,833	18,004	16,946
Provision for loan losses	1,500		1,500	1,500	1,500	2,000
Noninterest income, excluding other-than-temporary
impairment losses	13,408		13,439	11,513	10,445	11,649
Net impairment losses recognized in earnings	-		-	(354)	(63)	(679)
Noninterest expenses	21,796		22,855	20,983	19,592	19,257
Income tax expense	3,154		2,815	2,211	2,122	1,911
Net income	7,211		6,370	5,298	5,172	4,748

Share Data
Basic earnings per common share	$0.44		$0.39	$0.33	$0.32	$0.30
Diluted earnings per common share	$0.44		$0.39	$0.33	$0.32	$0.30
Dividends declared per share	$0.21		$0.21	$0.21	$0.21	$0.21
Book value per share	$16.63		$16.55	$16.46	$16.14	$15.89
Tangible book value per share – Non-GAAP*	$12.55		$12.45	$12.34	$11.99	$11.71
Market value per share	$21.88		$19.12	$17.04	$18.64	$15.58

Shares outstanding at end of period	16,171.6		16,135.4	16,120.7	16,079.1	16,042.6
Weighted average common shares outstanding–basic	16,160.6		16,131.4	16,104.6	16,057.7	16,035.4
Weighted average common shares outstanding–diluted	16,225.6		16,170.6	16,143.1	16,101.5	16,082.0

Key Ratios
Return on average assets	0.99%		0.87%	0.73%	0.71%	0.66%
Return on average tangible assets – Non-GAAP*	1.01%		0.89%	0.74%	0.73%	0.67%
Return on average equity	10.70%		9.53%	8.05%	8.00%	7.47%
Return on average tangible equity – Non-GAAP*	14.17%		12.67%	10.78%	10.80%	10.16%

Capital Ratios
Tier 1 risk-based capital	11.53	% (i)	11.24%	11.22%	11.24%	11.14%
Total risk-based capital	12.79	% (i)	12.50%	12.47%	12.50%	12.40%
Tier 1 leverage ratio	8.25	% (i)	8.04%	7.94%	7.89%	7.82%
Equity to assets	9.24%		9.18%	9.06%	8.96%	8.84%
Tangible equity to tangible assets – Non-GAAP*	7.14%		7.07%	6.95%	6.81%	6.67%
(i) – estimated

Wealth Management Assets Under Administration
Balance at beginning of period	$3,893,144		$3,659,383	$3,900,783	$3,770,193	$3,603,424
Net investment appreciation (depreciation) & income	234,460		253,372	(249,214)	95,855	88,690
Net customer cash flows	(4,593)		(19,611)	7,814	34,735	78,079
Balance at end of period	$4,123,011		$3,893,144	$3,659,383	$3,900,783	$3,770,193

*	- See the section labeled “Supplemental Information – Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	For the Years Ended
	Dec. 31,	Dec. 31,
(Dollars in thousands, except per share amounts)	2010	2009
Financial Data
Net interest income	$77,191	$65,892
Provision for loan losses	6,000	8,500
Noninterest income, excluding other-than-temporary impairment losses	48,805	45,355
Net impairment losses recognized in earnings	(417)	(3,137)
Noninterest expenses	85,226	77,168
Income tax expense	10,302	6,346
Net income	24,051	16,096

Share Data
Basic earnings per common share	$1.49	$1.01
Diluted earnings per common share	$1.49	$1.00
Dividends declared per share	$0.84	$0.84

Weighted average common shares outstanding – basic	16,113.9	15,994.9
Weighted average common shares outstanding – diluted	16,150.5	16,040.9

Key Ratios
Return on average assets	0.82%	0.55%
Return on average tangible assets – Non-GAAP*	0.84%	0.56%
Return on average equity	9.09%	6.56%
Return on average tangible equity – Non-GAAP*	12.13%	9.05%

Asset Quality Data
Allowance for Loan Losses
Balance at beginning of period	$27,400	$23,725
Provision charged to earnings	6,000	8,500
Charge-offs	(5,402)	(5,162)
Recoveries	585	337
Balance at end of period	$28,583	$27,400

Net Loan Charge-Offs
Commercial:
Mortgages	$1,152	$1,578
Construction and development	-	-
Other	2,787	2,656
Residential:
Mortgages	413	389
Homeowner construction	-	-
Consumer	465	202
Total	$4,817	$4,825

Net charge-offs to average loans (annualized)	0.24%	0.25%

Wealth Management Assets Under Administration
Balance at beginning of period	$3,770,193	$3,147,649
Net investment appreciation (depreciation) & income	334,473	547,091
Net customer cash flows	18,345	75,453
Balance at end of period	$4,123,011	$3,770,193

*	- See the section labeled “Supplemental Information – Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009
Average Yield / Rate (taxable equivalent basis)
Assets:
Commercial and other loans	5.22%	5.29%	5.23%	5.31%	5.19%
Residential real estate loans, including
mortgage loans held for sale	4.76%	4.94%	5.05%	5.19%	5.17%
Consumer loans	3.96%	3.99%	4.00%	3.99%	4.06%
Total loans	4.87%	4.97%	4.97%	5.05%	4.99%
Cash, federal funds sold
and other short-term investments	0.21%	0.20%	0.17%	0.23%	0.19%
FHLBB stock	–%	–%	–%	–%	–%
Taxable debt securities	3.79%	3.93%	3.93%	4.10%	4.09%
Nontaxable debt securities	5.76%	5.76%	5.83%	5.89%	5.74%
Corporate stocks	7.52%	7.56%	7.55%	7.74%	7.58%
Total securities	4.08%	4.19%	4.17%	4.33%	4.30%
Total interest-earning assets	4.54%	4.63%	4.64%	4.72%	4.70%
Liabilities:
NOW accounts	0.12%	0.12%	0.12%	0.13%	0.18%
Money market accounts	0.34%	0.40%	0.56%	0.61%	0.82%
Savings accounts	0.14%	0.14%	0.17%	0.18%	0.22%
Time deposits	1.65%	1.74%	1.94%	2.13%	2.52%
FHLBB advances	4.13%	4.16%	4.08%	4.26%	4.35%
Junior subordinated debentures	5.15%	5.82%	5.44%	7.75%	5.33%
Other	4.44%	4.59%	4.63%	4.66%	4.68%
Total interest-bearing liabilities	1.70%	1.84%	2.00%	2.17%	2.40%

Interest rate spread (taxable equivalent basis)	2.84%	2.79%	2.64%	2.55%	2.30%
Net interest margin (taxable equivalent basis)	3.05%	3.01%	2.86%	2.78%	2.56%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

		Period End Balances At
(Dollars in thousands)		12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Loans
Commercial:	Mortgages	$518,623	$522,355	$510,315	$493,102	$496,996
	Construction and development	47,335	62,820	67,215	77,787	72,293
	Other	461,107	464,294	441,827	427,870	415,261
	Total commercial	1,027,065	1,049,469	1,019,357	998,759	984,550
Residential:	Mortgages	634,739	622,975	610,245	597,481	593,981
	Homeowner construction	10,281	10,593	12,368	11,577	11,594
	Total residential real estate	645,020	633,568	622,613	609,058	605,575
Consumer:	Home equity lines	218,288	218,898	218,440	213,841	209,801
	Home equity loans	50,624	54,923	57,682	59,390	62,430
	Other	54,641	54,290	54,406	56,476	57,312
	Total consumer	323,553	328,111	330,528	329,707	329,543
	Total loans	$1,995,638	$2,011,148	$1,972,498	$1,937,524	$1,919,668

(Dollars in thousands)
	At Dec. 31, 2010
Commercial Real Estate Loans by Property Location	Balance	% of Total
Rhode Island, Connecticut, Massachusetts	$512,173	90.5%
New York, New Jersey, Pennsylvania	40,232	7.1%
New Hampshire	11,846	2.1%
Other	1,707	0.3%
Total commercial real estate loans (1)	$565,958	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

(Dollars in thousands)
	At Dec. 31, 2010
Residential Mortgages by Property Location	Balance	% of Total
Rhode Island, Connecticut, Massachusetts	$612,419	94.9%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	13,921	2.2%
Ohio	8,086	1.3%
California, Washington, Oregon	4,562	0.7%
Colorado, Texas, New Mexico, Utah	2,613	0.4%
Georgia	1,680	0.3%
New Hampshire	1,263	0.2%
Wyoming	476	0.0%
Total residential mortgages	$645,020	100.0%

	Period End Balances At
(Dollars in thousands)	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Deposits
Demand deposits	$228,437	$242,455	$225,494	$204,317	$194,046
NOW accounts	241,974	236,775	234,014	196,905	202,367
Money market accounts	396,455	408,828	378,004	397,896	403,333
Savings accounts	220,888	210,271	209,616	202,236	191,580
Time deposits	948,576	958,425	902,777	959,834	931,684
Total deposits	$2,036,330	$2,056,754	$1,949,905	$1,961,188	$1,923,010

Out-of-market brokered certificates of deposits
included in time deposits	$52,347	$69,385	$94,641	$88,748	$93,684

In-market deposits, excluding out of market
brokered certificates of deposit	$1,983,983	$1,987,369	$1,855,264	$1,872,440	$1,829,326

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)	At December 31, 2010
	Amortized	Unrealized	Unrealized	Fair
Securities Available for Sale	Cost (1)	Gains	Losses	Value
Obligations of U.S. government-sponsored enterprises	$36,900	$4,094	$ −	$40,994
Mortgage-backed securities issued by U.S. government
agencies and U.S. government-sponsored enterprises	411,087	19,068	(384)	429,771
States and political subdivisions	79,455	1,975	(375)	81,055
Trust preferred securities:
Individual name issuers	30,601	−	(7,326)	23,275
Collateralized debt obligations	4,466	−	(3,660)	806
Corporate bonds	13,874	1,338	−	15,212
Common stocks	660	149	−	809
Perpetual preferred stocks	1,854	324	−	2,178
Total securities available for sale	$578,897	$26,948	$(11,745)	$594,100

(Dollars in thousands)	At December 31, 2009
	Amortized	Unrealized	Unrealized	Fair
Securities Available for Sale	Cost (1)	Gains	Losses	Value
Obligations of U.S. government-sponsored enterprises	$41,565	$3,675	$ −	$45,240
Mortgage-backed securities issued by U.S. government
agencies and U.S. government-sponsored enterprises	503,115	20,808	(477)	523,446
States and political subdivisions	80,183	2,093	(214)	82,062
Trust preferred securities:
Individual name issuers	30,563	−	(9,977)	20,586
Collateralized debt obligations	4,966	−	(3,901)	1,065
Corporate bonds	13,272	1,434	−	14,706
Common stocks	658	111	−	769
Perpetual preferred stocks	3,354	396	(140)	3,610
Total securities available for sale	$677,676	$28,517	$(14,709)	$691,484

(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)	For the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Asset Quality Data	2010	2010	2010	2010	2009
Allowance for Loan Losses
Balance at beginning of period	$28,165	$27,985	$27,711	$27,400	$26,431
Provision charged to earnings	1,500	1,500	1,500	1,500	2,000
Charge-offs	(1,396)	(1,468)	(1,263)	(1,275)	(1,215)
Recoveries	314	148	37	86	184
Balance at end of period	$28,583	$28,165	$27,985	$27,711	$27,400

Net Loan Charge-Offs (Recoveries)
Commercial:
Mortgages	$226	$(96)	$531	$491	$333
Construction and development	–	–	–	–	–
Other	695	1,026	558	508	627
Residential:
Mortgages	(99)	301	90	121	29
Homeowner construction	–	–	–	–	–
Consumer	260	89	47	69	42
Total	$1,082	$1,320	$1,226	$1,189	$1,031

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Asset Quality Data	2010	2010	2010	2010	2009
Past Due Loans
Loans 30–59 Days Past Due
Commercial real estate	$2,185	$1,685	$3,898	$2,302	$1,909
Other commercial loans	1,862	2,632	3,284	2,362	1,831
Residential mortgages	3,073	2,828	2,680	1,549	2,409
Consumer loans	2,005	2,218	3,364	2,019	1,258
Loans 30–59 days past due	$9,125	$9,363	$13,226	$8,232	$7,407

Loans 60–89 Days Past Due
Commercial real estate	$514	$–	$19	$2,390	$1,648
Other commercial loans	953	492	1,195	519	292
Residential mortgages	1,477	430	861	1,035	1,383
Consumer loans	448	420	195	202	591
Loans 60-89 days past due	$3,392	$1,342	$2,270	$4,146	$3,914

Loans 90 Days or more Past Due
Commercial real estate	$5,322	$4,952	$3,695	$8,374	$11,227
Other commercial loans	3,376	4,240	2,919	3,142	4,829
Residential mortgages	4,041	4,696	5,942	5,559	4,028
Consumer loans	11	277	634	635	164
Loans 90 days or more past due	$12,750	$14,165	$13,190	$17,710	$20,248

Total Past Due Loans
Commercial real estate	$8,021	$6,637	$7,612	$13,066	$14,784
Other commercial loans	6,191	7,364	7,398	6,023	6,952
Residential mortgages	8,591	7,954	9,483	8,143	7,820
Consumer loans	2,464	2,915	4,193	2,856	2,013
Total past due loans	$25,267	$24,870	$28,686	$30,088	$31,569

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

(Dollars in thousands)
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Asset Quality Data	2010	2010	2010	2010	2009
Nonperforming Assets
Commercial mortgages	$6,624	$6,426	$6,680	$8,933	$11,588
Commercial construction and development	–	–	–	–	–
Other commercial	5,259	6,256	8,418	8,225	9,075
Residential real estate mortgages	6,414	6,080	6,850	6,395	6,038
Consumer	213	824	789	827	769
Total nonaccrual loans	$18,510	$19,586	$22,737	$24,380	$27,470
Nonaccrual investment securities	806	841	872	1,154	1,065
Property acquired through foreclosure or repossession	3,644	2,612	2,338	1,974	1,974
Total nonperforming assets	$22,960	$23,039	$25,947	$27,508	$30,509

Total past due loans to total loans	1.27%	1.24%	1.45%	1.55%	1.64%
Nonperforming assets to total assets	0.79%	0.79%	0.89%	0.95%	1.06%
Nonaccrual loans to total loans	0.93%	0.97%	1.15%	1.26%	1.43%
Allowance for loan losses to nonaccrual loans	154.42%	143.80%	123.08%	113.66%	99.75%
Allowance for loan losses to total loans	1.43%	1.40%	1.42%	1.43%	1.43%

Troubled Debt Restructured Loans
Accruing troubled debt restructured loans
Commercial mortgages	$11,736	$11,812	$6,176	$5,813	$5,566
Other commercial	4,594	2,498	2,224	1,217	540
Residential real estate mortgages	2,863	2,870	2,234	2,622	2,736
Consumer	509	817	997	1,398	858
Accruing troubled debt restructured loans	19,702	17,997	11,631	11,050	9,700
Nonaccrual troubled debt restructured loans
Commercial mortgages	1,302	1,473	986	2,238	–
Other commercial	431	213	301	247	228
Residential real estate mortgages	948	823	381	887	336
Consumer	41	43	43	44	45
Nonaccrual troubled debt restructured loans	2,722	2,552	1,711	3,416	609
Total troubled debt restructured loans	$22,424	$20,549	$13,342	$14,466	$10,309

The following tables present average balance and interest rate information.  Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit.  For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency.  Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations.  Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended December 31,	2010			2009
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Commercial and other loans	$1,044,263	$13,741	5.22%	$983,087	$12,861	5.19%
Residential real estate loans, including
mortgage loans held for sale	661,108	7,936	4.76%	616,184	8,035	5.17%
Consumer loans	324,703	3,239	3.96%	328,020	3,359	4.06%
Total loans	2,030,074	24,916	4.87%	1,927,291	24,255	4.99%
Cash, federal funds sold
and other short-term investments	49,381	26	0.21%	22,222	11	0.19%
FHLBB stock	42,008	–	–%	42,008	–	–%

Taxable debt securities	492,684	4,709	3.79%	616,206	6,358	4.09%
Nontaxable debt securities	79,457	1,154	5.76%	80,501	1,164	5.74%
Corporate stocks	2,512	47	7.52%	4,013	77	7.58%
Total securities	574,653	5,910	4.08%	700,720	7,599	4.30%
Total interest-earning assets	2,696,116	30,852	4.54%	2,692,241	31,865	4.70%
Non interest-earning assets	216,654			194,800
Total assets	$2,912,770			$2,887,041
Liabilities and shareholders’ equity
NOW accounts	$245,857	$74	0.12%	$189,185	$85	0.18%
Money market accounts	414,425	357	0.34%	392,156	806	0.82%
Savings accounts	211,513	72	0.14%	190,770	108	0.22%
Time deposits	951,545	3,962	1.65%	948,544	6,034	2.52%
FHLBB advances	479,703	4,993	4.13%	614,909	6,739	4.35%
Junior subordinated debentures	32,991	428	5.15%	32,991	444	5.33%
Other	21,965	245	4.44%	20,879	246	4.68%
Total interest-bearing liabilities	2,357,999	10,131	1.70%	2,389,434	14,462	2.40%
Demand deposits	239,100			197,327
Other liabilities	46,101			46,069
Shareholders’ equity	269,570			254,211
Total liabilities and shareholders’ equity	$2,912,770			$2,887,041
Net interest income (FTE)		$20,721			$17,403
Interest rate spread			2.84%			2.30%
Net interest margin			3.05%			2.56%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Three months ended December 31,	2010	2009
Commercial and other loans	$70	$48
Nontaxable debt securities	385	387
Corporate stocks	13	22
Total	$468	$457

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Years ended December 31,	2010			2009
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Commercial and other loans	$1,019,304	$53,628	5.26%	$941,833	$50,092	5.32%
Residential real estate loans, including
mortgage loans held for sale	634,735	31,609	4.98%	629,035	33,410	5.31%
Consumer loans	327,770	13,062	3.98%	323,576	13,494	4.17%
Total loans	1,981,809	98,299	4.96%	1,894,444	96,996	5.12%
Cash, federal funds sold
and other short-term investments	41,407	85	0.21%	20,201	50	0.25%
FHLBB stock	42,008	–	–%	42,008	–	–%

Taxable debt securities	553,531	21,824	3.94%	694,248	29,423	4.24%
Nontaxable debt securities	79,491	4,618	5.81%	80,629	4,662	5.78%
Corporate stocks	3,595	274	7.60%	4,420	339	7.68%
Total securities	636,617	26,716	4.20%	779,297	34,424	4.42%
Total interest-earning assets	2,701,841	125,100	4.63%	2,735,950	131,470	4.81%
Non interest-earning assets	213,644			185,345
Total assets	$2,915,485			$2,921,295
Liabilities and shareholders’ equity
NOW accounts	$220,875	$268	0.12%	$181,171	$327	0.18%
Money market accounts	403,489	1,918	0.48%	375,175	3,960	1.06%
Savings accounts	205,767	318	0.15%	187,862	530	0.28%
Time deposits	955,222	17,808	1.86%	957,449	27,821	2.91%
FHLBB advances	547,974	22,786	4.16%	687,210	28,172	4.10%
Junior subordinated debentures	32,991	1,989	6.03%	32,991	1,947	5.90%
Other	21,321	976	4.58%	21,476	981	4.57%
Total interest-bearing liabilities	2,387,639	48,063	1.93%	2,443,334	63,738	2.61%
Demand deposits	221,350			187,800
Other liabilities	41,804			44,712
Shareholders’ equity	264,692			245,449
Total liabilities and shareholders’ equity	$2,915,485			$2,921,295
Net interest income (FTE)		$79,037			$67,732
Interest rate spread			2.70%			2.20%
Net interest margin			2.93%			2.48%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Years ended December 31,	2010	2009
Commercial and other loans	$229	$200
Nontaxable debt securities	1,541	1,546
Corporate stocks	76	94
Total	$1,846	$1,840

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

	At or for the Quarters Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands, except per share amounts)	2010	2010	2010	2010	2009
Calculation of tangible book value per share
Total shareholders’ equity at end of period	$268,864	$267,109	$265,411	$259,529	$254,946
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	7,852	8,089	8,362	8,652	8,943
Total tangible shareholders’ equity at end of period	$202,898	$200,906	$198,935	$192,763	$187,889

Shares outstanding at end of period	16,171.6	16,135.4	16,120.7	16,079.1	16,042.6

Book value per share – GAAP	$16.63	$16.55	$16.46	$16.14	$15.89
Tangible book value per share – Non-GAAP	$12.55	$12.45	$12.34	$11.99	$11.71

Calculation of tangible equity to tangible assets
Total tangible shareholders’ equity at end of period	$202,898	$200,906	$198,935	$192,763	$187,889

Total assets at end of period	$2,909,525	$2,909,003	$2,929,853	$2,896,425	$2,884,473
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	7,852	8,089	8,362	8,652	8,943
Total tangible assets at end of period	$2,843,559	$2,842,800	$2,863,377	$2,829,659	$2,817,416

Equity to assets - GAAP	9.24%	9.18%	9.06%	8.96%	8.84%
Tangible equity to tangible assets – Non-GAAP	7.14%	7.07%	6.95%	6.81%	6.67%

Calculation of return on average tangible assets
Net income	$7,211	$6,370	$5,298	$5,172	$4,748

Total average assets	$2,912,770	$2,931,816	$2,920,838	$2,896,156	$2,887,041
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	7,967	8,216	8,503	8,794	9,084
Total average tangible assets	$2,846,689	$2,865,486	$2,854,221	$2,829,248	$2,819,843

Return on average assets - GAAP	0.99%	0.87%	0.73%	0.71%	0.66%
Return on average tangible assets – Non-GAAP	1.01%	0.89%	0.74%	0.73%	0.67%

Calculation of return on average tangible equity
Net income	$7,211	$6,370	$5,298	$5,172	$4,748

Total average shareholders’ equity	$269,570	$267,431	$263,138	$258,478	$254,211
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	7,967	8,216	8,503	8,794	9,084
Total average tangible shareholders’ equity	$203,489	$201,101	$196,521	$191,570	$187,013

Return on average shareholders’ equity - GAAP	10.70%	9.53%	8.05%	8.00%	7.47%
Return on average tangible shareholders’ equity – Non-GAAP	14.17%	12.67%	10.78%	10.80%	10.16%

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

	For the Years Ended
	Dec. 31,	Dec. 31,
(Dollars in thousands)	2010	2009
Calculation of return on average tangible assets
Net income	$24,051	$16,096

Total average assets	$2,915,485	$2,921,295
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	8,368	9,533
Total average tangible assets	$2,849,003	$2,853,648

Return on average assets - GAAP	0.82%	0.55%
Return on average tangible assets – Non-GAAP	0.84%	0.56%

Calculation of return on average tangible equity
Net income	$24,051	$16,096

Total average shareholders’ equity	$264,692	$245,449
Less:
Average goodwill	58,114	58,114
Average identifiable intangible assets, net	8,368	9,533
Total average tangible shareholders’ equity	$198,210	$177,802

Return on average shareholders’ equity - GAAP	9.09%	6.56%
Return on average tangible shareholders’ equity – Non-GAAP	12.13%	9.05%